EXHIBIT 99.1

                 Ciena Reports Fiscal Third Quarter 2005 Results


    LINTHICUM, Md.--(BUSINESS WIRE)--Sept. 1, 2005--Ciena(R) Corporation (NASDAQ:CIEN), the network specialist, today reported its fiscal third quarter 2005 results for the period ending July 31, 2005. Revenue for the third quarter totaled $110.5 million, representing a 6.4%
sequential increase from fiscal second quarter revenue of $103.8 million, and an increase of 46.2% over the same period a year ago when the Company reported sales of $75.6 million.
    On the basis of generally accepted accounting principles (GAAP), Ciena's reported net loss for the fiscal third quarter was $51.0 million, or a net loss of $0.09 per share. This loss compares to a GAAP net loss of $141.5 million, or a net loss of $0.25 per share, in the same period a year ago. For the nine-month period ended July 31, 2005, Ciena's reported GAAP net loss was $182.8 million, or a net loss of $0.32 per share. This loss compares to a GAAP net loss of $294.4 million, or a net loss of $0.58 per share, in the same nine-month period a year ago.
    "Signs that we are executing our plan and that our application-focused, network specialist approach to the market is on target, are evident in our fiscal third quarter results," said Gary Smith, Ciena's president and CEO. "In addition to delivering solid revenue growth for our sixth sequential quarter, as a result of deliberate actions taken over the last several years to expand our product portfolio and successful portfolio-wide cost reduction efforts, we also improved our overall gross margin from 26.2% in our fiscal second quarter to 34.1% in our fiscal third quarter."

    Debt Repurchase

    During its fiscal third quarter, Ciena reduced its long-term debt position with the purchase on the open market of $41.2 million par value of its $690 million outstanding 3.75% convertible notes due in 2008, for $36.9 million. As a result of the purchase, the Company recorded a $3.9 million gain on extinguishment of debt, net of $0.4 million associated debt issuance costs. The Company saved $4.3 million in future principal payments as a result of this action and reduced the outstanding principal on its 3.75% convertible notes to $648.8 million.



    Third Quarter 2005 Performance Highlights

    -- Delivered sequential revenue growth of 6.4% and year-over-year revenue growth of 46.2%.

    --  Recognized initial revenue from the recently announced CN
        4200(TM) Advanced Services Platform, the first product introduced under Ciena's new FlexSelect(TM) Architecture.

    -- Improved overall gross margin nearly 800 basis points from 26.2% in the fiscal second quarter to 34.1% in the fiscal third quarter.

        -- Improved product gross margin from 28.1% in the fiscal second quarter to 35.6% in the fiscal third quarter.

        -- Improved services-related gross margin from 11.4% in the fiscal second quarter to 22.5% in the fiscal third quarter.

    -- Continued to drive toward positive operating cash flow with lower-than-expected cash use from operations in the quarter, at $39.3 million, inclusive of a $12.9 million semi-annual interest payment on the Company's outstanding 3.75% convertible notes.

    -- Ended the fiscal third quarter 2005 with cash and short- and long-term investments of $1.12 billion.

    Third Quarter 2005 Customer Highlights

    -- T-Online, part of Deutsche Telekom, selected Ciena's optical transport solutions as part of the operator's comprehensive program to expand its network infrastructure across France. Under the agreement, T-Online will deploy Ciena's CoreStream(TM) Agility platform to deliver additional network capacity and enhanced performance to its Club Internet customers.

    -- StarHub, Singapore's integrated info-communications service provider, has deployed Ciena's DN 7000(TM) series of multiservice edge switches in the service provider's rollout of third generation (3G) mobile services, including video calls, video streaming and video Multimedia Messaging Services
        (MMS).

    -- Jupiter Telecommunications Co., Ltd. (J:COM), the largest cable service operator in Japan based on the number of customers served, is adopting Ciena's optical Ethernet platforms for the transport of Video on Demand (VOD) services, specifically for its "J:COM On Demand" digital service offering.

    -- Ciena emphasized its focus on government customers with the announcement of a subsidiary, Ciena Government Solutions, Inc., dedicated to government sales and supported by a Government Advisory Board.

    Third Quarter 2005 Innovation Highlights

    -- Unveiled Ciena's FlexSelect Architecture as a practical new approach to packet service migration and profitable network convergence.

    -- Introduced the CN 4200 FlexSelect Advanced Services Platform with breakthrough "Any Service, Any Where, Any Time" capabilities as the first product in the FlexSelect
        Architecture.

    -- Added 10 Gigabit Ethernet to the CN 4350(TM) managed optical services switch to optimize networks for triple play and business-class Ethernet services.

    -- Expanded the multi-reach capabilities of its DWDM portfolio with the addition of CoreStream Regional.

    Non-GAAP Presentation of Quarterly Results

    In evaluating the operating performance of its business, Ciena's management excludes certain charges or credits that are required by GAAP. These items, which are identified in the tables that follow, share one or more of the following characteristics: they are unusual, and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of the Company's control.



                                           Quarter         Quarter
                                            Ended           Ended
                                        --------------  --------------
                                           July 31,        July 31,
                                             2004            2005
                                        --------------  --------------
Item                                    (in thousands)  (in thousands)
--------------------------------------  --------------  --------------
Stock compensation costs                $       3,953   $       3,282
Amortization of intangible assets              12,667           9,653
In-process research and development            30,200               -
Accelerated amortization of leasehold
 improvements                                  12,504               -
Restructuring costs                            13,547           4,355
Long-lived asset impairment                     7,217             (25)
Recovery of use tax payments                   (3,457)              -
Provision for doubtful accounts                     -           2,604
Loss (gain) on equity investments, net            200           1,708
Loss (gain) on extinguishment of debt               -          (3,882)
Income tax benefit on adjusted net
 loss                                          22,756          11,722
                                        --------------  --------------
Total Adjustments
                                        $      99,587   $      29,417
                                        ==============  ==============

GAAP Net Loss                           $    (141,467)  $     (51,027)
Adjustment for items above                     99,587          29,417
                                        --------------  --------------
Non-GAAP Net Loss                       $     (41,880)  $     (21,610)
                                        ==============  ==============

Please see Appendix A for additional information about this table.


    As of the quarter ended July 31, 2005, Ciena's weighted average shares outstanding were approximately 576,331,000. Adjusting Ciena's quarterly GAAP results as noted above would reduce the Company's net loss in its fiscal third quarter 2005 to $21.6 million, or a loss of $0.04 per share. This compares with an adjusted net loss of $41.9 million, or a loss of $0.07 per share, in the same period a year ago.
    These adjustments are not in accordance with GAAP, and making these adjustments may not permit meaningful comparisons to other companies.

    Business Outlook

    "Like others in our industry, we are seeing some seasonal softness in order patterns seemingly due to customers' summer holidays, but our fourth quarter visibility remains strong," said Smith. "As a result of demand fueled by accelerating customer and enterprise broadband adoption and usage, we expect to deliver up to five percent sequential revenue growth in our fiscal fourth quarter. On an as-adjusted basis, we expect our fourth quarter results will demonstrate continued progress toward profitability and positive cash flow."

    Live Web Broadcast of Fiscal Third Quarter Results

    Ciena will host a discussion of its fiscal third quarter results with investors and financial analysts today, Thursday, September 1, 2005 at 8:30 a.m. (Eastern). The live broadcast of the discussion will be available via Ciena's homepage at www.ciena.com. An archived version of the discussion will be available shortly following the conclusion of the live broadcast on the Investor Relations page of Ciena's website at: http://www.ciena.com/investors/investors.htm.

    NOTE TO INVESTORS

    This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to the Company as of the date hereof; and Ciena's actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Report on Form 10-Q filed with the Securities and Exchange Commission on September 1, 2005. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: we are seeing some seasonal softness in order patterns seemingly due to customers' summer holidays, but our fourth quarter visibility remains strong; as a result of demand fueled by accelerating customer and enterprise broadband adoption and usage, we expect to deliver up to five percent sequential revenue growth in our fiscal fourth quarter; and, on an as-adjusted basis, we expect our fourth quarter results will demonstrate continued progress toward profitability and positive cash flow. Ciena assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.



                           Ciena Corporation
                      CONSOLIDATED BALANCE SHEETS
                   (in thousands, except share data)
                              (unaudited)

                    ASSETS
                                               October 31,  July 31,
                                                  2004        2005
                                               ----------- -----------
Current assets:
  Cash and cash equivalents                    $  202,623  $  313,569
  Short-term investments                          753,251     602,888
  Accounts receivable, net                         45,878      70,622
  Inventories, net                                 47,614      51,447
  Prepaid expenses and other                       29,906      30,361
                                               ----------- -----------
    Total current assets                        1,079,272   1,068,887
Long-term investments                             329,704     200,188
Equipment, furniture and fixtures, net             51,252      32,984
Goodwill                                          408,615     408,615
Other intangible assets, net                      208,015     174,845
Other long-term assets                             60,196      37,955
                                               ----------- -----------
Total assets                                   $2,137,054  $1,923,474
                                               =========== ===========

     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                             $   31,509  $   43,025
  Accrued liabilities                              76,045      72,541
  Restructuring liabilities                        16,203      15,201
  Unfavorable lease commitments                     9,902       8,908
  Income taxes payable                              3,354       4,093
  Deferred revenue                                 21,566      31,298
                                               ----------- -----------
    Total current liabilities                     158,579     175,066
Long-term deferred revenue                         16,010      14,379
Long-term restructuring liabilities                65,180      56,722
Long-term unfavorable lease commitments            51,341      43,846
Other long-term obligations                         1,522       1,216
Convertible notes payable                         690,000     648,752
                                               ----------- -----------
    Total liabilities                             982,632     939,981
                                               ----------- -----------
Commitments and contingencies
Stockholders' equity:
  Preferred stock - par value $0.01; 20,000,000
   shares authorized; zero shares issued and
   outstanding                                          -           -
  Common stock - par value $0.01; 980,000,000
   shares authorized; 571,656,659 and
   576,908,483 shares issued and outstanding as
   of October 31, 2004 and July 31, 2005,
   respectively                                     5,717       5,769
  Additional paid-in capital                    5,482,175   5,485,595
  Deferred stock compensation                     (13,761)     (2,925)
  Notes receivable from stockholders                  (48)          -
  Changes in unrealized gains on investments,
   net                                             (2,488)     (4,744)
  Translation adjustment                             (277)       (477)
  Accumulated deficit                          (4,316,896) (4,499,725)
                                               ----------- -----------
    Total stockholders' equity                  1,154,422     983,493
                                               ----------- -----------
Total liabilities and stockholders' equity     $2,137,054  $1,923,474
                                               =========== ===========



                           Ciena Corporation
                 CONSOLIDATED STATEMENT OF OPERATIONS
                 (in thousands, except per share data)
                              (unaudited)

                               Quarter Ended       Nine Months Ended
                                  July 31,              July 31,
                           --------------------- ---------------------
                              2004       2005       2004       2005
                           ---------- ---------- ---------- ----------
Revenues:
  Products                 $  64,340  $  97,448  $ 181,436  $ 271,366
  Services                    11,249     13,032     35,266     37,708
                           ---------- ---------- ---------- ----------
Total revenue                 75,589    110,480    216,702    309,074
                           ---------- ---------- ---------- ----------

Costs:
  Products                    48,069     62,756    138,918    189,447
  Services                     8,723     10,095     30,212     30,601
                           ---------- ---------- ---------- ----------
Total cost of goods sold      56,792     72,851    169,130    220,048
                           ---------- ---------- ---------- ----------
  Gross profit                18,797     37,629     47,572     89,026
                           ---------- ---------- ---------- ----------
Operating expenses:
  Research and development    57,762     32,619    151,418    101,036
  Selling and marketing       29,468     29,275     80,011     82,440
  General and administrative   6,969      9,340     20,052     25,538
  Stock compensation costs:
    Research and development   1,860      2,195      5,473      4,048
    Selling and marketing      1,214        934      2,147      4,257
    General and
     administrative              879        153      1,079        505
  Amortization of
   intangible assets          12,667      9,653     19,458     30,268
  In-process research and
   development                30,200          -     30,200          -
  Restructuring costs         13,547      4,355     22,125     15,245
  Long-lived asset
   impairments                 7,217        (25)     7,217        134
  Recovery of sale, export,
   use tax liabilities and
   payments                   (3,457)         -     (5,388)         -
  Provision for (recovery
   of) doubtful accounts,
   net                             -      2,604     (2,794)     2,604
                           ---------- ---------- ---------- ----------
    Total operating
     expenses                158,326     91,103    330,998    266,075
                           ---------- ---------- ---------- ----------
Loss from operations        (139,529)   (53,474)  (283,426)  (177,049)
Interest and other income,
 net                           4,936      6,765     18,228     19,787
Interest expense              (6,469)    (6,406)   (20,326)   (19,348)
Gain (loss) on equity
 investments, net               (200)    (1,708)       393     (8,986)
Gain (loss) on
 extinguishment of debt            -      3,882     (8,216)     3,882
                           ---------- ---------- ---------- ----------
Loss before income taxes    (141,262)   (50,941)  (293,347)  (181,714)
Provision for income taxes       205         86      1,044      1,115
                           ---------- ---------- ---------- ----------
Net loss                   $(141,467) $ (51,027) $(294,391) $(182,829)
                           ========== ========== ========== ==========
Basic and diluted loss per
 common share and dilutive
 potential common share    $   (0.25) $   (0.09) $   (0.58) $   (0.32)
                           ========== ========== ========== ==========
Weighted average basic
 common and dilutive
 potential common shares
 outstanding                 566,234    576,331    504,812    573,939
                           ========== ========== ========== ==========



                           Ciena Corporation
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)
                              (unaudited)

                                                  Nine Months Ended
                                                       July 31,
                                                 ---------------------
                                                    2004       2005
                                                 ---------- ----------
Cash flows from operating activities:
  Net loss                                       $(294,391) $(182,829)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
  Early extinguishment of debt                       8,216     (3,882)
  Amortization of premium on marketable securities  21,893     12,344
  Non-cash impairment of long-lived assets           7,217        134
  Non-cash loss on equity investments                 (393)     8,986
  Accretion of convertible notes payable               599          -
  In-process research and development               30,200          -
  Depreciation and amortization of leasehold
   improvements                                     52,325     26,803
  Stock compensation                                 8,699      8,810
  Amortization of intangibles                       22,361     33,169
  Provision of doubtful accounts                       284      2,604
  Provision for inventory excess and obsolescence    3,026      3,396
  Provision for warranty and other contractual
   obligations                                       7,179      7,546
  Other                                              2,270      2,072
  Changes in assets and liabilities:
    Accounts receivable                             (6,505)   (27,348)
    Inventories                                       (114)    (7,229)
    Prepaid expenses and other                      13,533      5,194
    Accounts payable and accrued liabilities       (77,793)   (17,789)
    Income taxes payable                               969        739
    Deferred revenue and other obligations           3,268      8,101
                                                 ---------- ----------
Net cash used in operating activities             (197,157)  (119,179)
                                                 ---------- ----------
Cash flows from investing activities:
  Additions to equipment, furniture, fixtures and
   intellectual property                           (18,828)    (8,935)
  Proceeds from sale of equipment, furniture and
   fixtures                                            403        266
  Purchases of available for sale securities      (488,832)  (490,041)
  Maturities of available for sale securities      686,250    755,320
  Acquisition of businesses, net of cash acquired    4,864          -
  Minority equity investments, net                  (5,500)     4,882
                                                 ---------- ----------
Net cash provided by investing activities          178,357    261,492
                                                 ---------- ----------
Cash flows from financing activities:
  Net proceeds from other obligations                   72          -
  Repayment of convertible notes payable           (49,243)   (36,913)
  Proceeds from issuance of common stock            13,989      5,498
  Repayment of notes receivable from stockholders       47         48
                                                 ---------- ----------
Net cash used in financing activities              (35,135)   (31,367)
                                                 ---------- ----------
Net (decrease) increase in cash and cash
 equivalents                                       (53,935)   110,946
Cash and cash equivalents at beginning of period   309,665    202,623
                                                 ---------- ----------
Cash and cash equivalents at end of period       $ 255,730  $ 313,569
                                                 ========== ==========

    Appendix A

    The adjustments management makes in analyzing Ciena's fiscal third quarter 2005 GAAP results are as follows:



    -- Stock compensation costs - a non-cash expense which arises under GAAP accounting from the assumption of unvested stock options issued by any companies we acquire and which the Company feels is not reflective of its ongoing operating costs.

    -- Amortization of intangible assets - a non-cash expense arising from acquisitions of intangible assets, principally developed technology, which Ciena is required to amortize over its expected useful life and which the Company feels is not reflective of its ongoing operating costs.

    -- In-process research and development - a non-recurring expense related to in-process technology that, as of the date of acquisition, has not reached technological feasibility and has no alternative future use.

    -- Accelerated amortization of leasehold improvements - a non-cash expense related to the closure of our San Jose, California facility.

    -- Restructuring costs - non-recurring charges incurred as the result of reducing the size of the Company's operations to align its resources with the reduced size of the telecommunications market as well as the result of targeting new segment opportunities within the overall market, which the Company feels are not reflective of its ongoing operating costs.

    -- Long-lived asset impairments - non-recurring charges, incurred as a result of excess equipment classified as held for sale which the Company feels are not reflective of its ongoing operating costs.

    -- Recovery of use tax payments - a non-recurring gain unrelated to normal operations

    -- Provision for (recovery of) doubtful accounts - a non-recurring charge unrelated to normal operations resulting from an assessment of doubtful payment due to a customer's financial condition.

    -- Loss (gain) on equity investments, net - a non-recurring gain or loss related to changes in the value of the Company's equity investments which the Company feels is not reflective of its ongoing operating costs.

    -- Loss (gain) on extinguishment of debt - a non-recurring gain or loss related to the early extinguishment of outstanding debt.

    -- Income tax benefit on adjusted net loss - the income tax charge or benefit on the adjusted net loss, which is a necessary adjustment for consistency. The Company currently has a full valuation allowance for GAAP reporting purposes and accordingly does not recognize a tax benefit for losses generated.

    About Ciena

    Ciena Corporation is the network specialist, focused on expanding the possibilities for its customers' networks while reducing their cost of ownership. The Company's systems, software and services target and cure specific network pain points so that telcos, cable operators, governments and enterprises can best exploit the new applications that are driving their businesses forward. For more information, visit www.ciena.com.



    CONTACT: Ciena Corporation
             Press Contact:
             Nicole Anderson, 877-857-7377
             pr@ciena.com
                 or
             Investor Contact:
             Jessica Towns, 888-243-6223
             ir@ciena.com